                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                   FORM 8-K/A

                               (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 8, 1997 (July 1, 1997)

                     GLENBOROUGH REALTY TRUST INCORPORATED

                          -----------------------------

             (Exact name of registrant as specified in its charter)

    Maryland                       001-14162                        94-3211970
---------------                   ------------                    -------------
(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                     I.D. Number)
incorporation)

        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code: (415) 343-9300

Glenborough Realty Trust Incorporated (the "Company") hereby amends Item 7 of its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on July 15, 1997, to file the Financial Statements and Exhibits of the Company related to the acquisition of the Centerstone Property (as defined in such Form 8-K).

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)     FINANCIAL STATEMENTS

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                3

                Statement of revenues and certain expenses
                of the Centerstone Property for the three
                months ended March 31, 1997 and the year
                ended December 31, 1996.                                4

        (b)     PRO FORMA FINANCIAL STATEMENTS

The following unaudited, pro forma consolidated balance sheet as of March 31, 1997 has been prepared to reflect (i) all property acquisitions (including debt assumed in connection therewith) completed in 1997, with the exception of a portfolio of three properties acquired in June 1997 (the "CRI Properties"),
(ii) the pending acquisition of a portfolio of 27 properties (the "T. Rowe Price Properties"), (iii) the public offering and sale of 6,980,000 shares of Common Stock effected in July 1997 (the "Offering," including 680,000 shares of Common Stock sold in July 1997 pursuant to the exercise of an over-allotment option), and application of the net proceeds from the Offering to fund in part the acquisition of the T. Rowe Price Properties, reduce borrowings under the Company's revolving line of credit (the "Line of Credit") with Wells Fargo Bank, N.A. ("Wells Fargo Bank") and for general corporate purposes, (iv) the $60 million mortgage financing (the "$60 Million Mortgage") with Wells Fargo Bank secured by certain of the Company's Properties and an anticipated additional $17 million in mortgage financing under the same facility (together with the $60 Million Mortgage, the "Wells Fargo Financing") and the application of the Wells Fargo Financing to repay borrowings under the Line of Credit and principal and interest accrued under a $40 million unsecured loan used to acquire the CIGNA Properties and (v) the sale of the six Atlanta Auto Care Center properties and ten QuikTrip properties and use of the proceeds from such sale to repay mortgage debt, as if such transactions had been completed on March 31, 1997. The following unaudited, pro forma consolidated statements of operations for the three months ended March 31, 1997, and for the year ended December 31, 1996, have been prepared to reflect (i) all property acquisitions (including debt assumed in connection therewith) completed in 1997, with the exception of a portfolio of three properties acquired in June 1997 (the "CRI Properties"), and the property acquisitions completed in 1996, (ii) the pending acquisition of a portfolio of 27 properties (the "T. Rowe Price Properties"),
(iii) the Offering and application of the net proceeds therefrom to fund in part the acquisition of the T. Rowe Price Properties, reduce borrowings under the Line of Credit and for general corporate purposes, the offer and sale of 3,500,000 shares of Common Stock effected in March 1997 (the "March 1997 Offering") and the offer and sale of 3,666,000 shares of Common Stock effected in October 1996 (the "October 1996 Offering"), (iv) the Wells Fargo Financing and the application thereof to repay borrowings under the Line of Credit and principal and interest accrued under a $40 million unsecured loan used to acquire the CIGNA Properties, (v) the sale of two All American Industrial Properties, the sale of the six Atlanta Auto Care Center properties and ten QuikTrip properties and use of the proceeds therefrom to repay mortgage debt, and (vi) the collection of the Hovpark mortgage loan receivable, as if such transactions had been completed on January 1, 1996.

The pro forma consolidated financial information is unaudited and is not necessarily indicative of the results which would have occurred if the transactions had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations, or cash flows for future periods.


                Pro Forma Consolidated Balance Sheet as of
                March 31, 1997 with accompanying notes
                and adjustments                                         6

                Pro Forma Consolidated Statement of
                Operations for the three months ended
                March 31, 1997, and the year ended
                December 31, 1996, with accompanying notes
                and adjustments                                        10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

     We have audited the accompanying statement of revenues and certain expenses of the Centerstone Property, as defined in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Centerstone Property.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Centerstone Property for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
June 30, 1997

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 STATEMENT OF REVENUES AND CERTAIN EXPENSES OF
                            THE CENTERSTONE PROPERTY
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                     THREE MONTHS         YEAR
                                                                        ENDED            ENDED
                                                                      MARCH 31,       DECEMBER 31,
                                                                         1997             1996
                                                                     (UNAUDITED)       (AUDITED)
                                                                     ------------     ------------
REVENUES...........................................................      $955            $3,745
CERTAIN EXPENSES:
  Operating........................................................       174               706
  Real estate taxes................................................        37               150
                                                                         ----            ------
                                                                          211               856
                                                                         ----            ------
REVENUES IN EXCESS OF CERTAIN EXPENSES.............................      $744            $2,889
                                                                         ====            ======

         The accompanying notes are an integral part of this statement.

                     GLENBOROUGH REALTY TRUST INCORPORATED

             NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES OF
                            THE CENTERSTONE PROPERTY
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996

 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

     Property Acquired -- The accompanying statement of revenues and certain expenses includes the operations (see "Basis of Presentation" below) of the Centerstone Property located in Irvine, California, acquired by the Company from an unaffiliated third party.

     Basis of Presentation -- The accompanying statement of revenues and certain expenses is not intended to be a complete presentation of the actual operations of the Centerstone Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Centerstone Property; however, the Company is not aware of any material factors relating to the Centerstone Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Centerstone Property.

     This financial statement has been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

 2. LEASING ACTIVITY

     The minimum future rental revenues from leases in effect as of April 1, 1997 are as follows (in thousands):

                                       YEAR                          AMOUNT
                ---------------------------------------------------  -------
                1997...............................................  $ 2,686
                1998...............................................    3,380
                1999...............................................    2,659
                2000...............................................    2,321
                2001...............................................    2,254
                Thereafter.........................................    7,848
                                                                     -------
                          Total....................................  $21,148
                                                                     =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $94 (unaudited) for the three months ended March 31, 1997 and $374 for the year ended December 31, 1996. Certain leases contain lessee renewal options.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                         COMPLETED    PENDING                                   REPAYMENT     OTHER
                                         ACQUISI-    ACQUISI-                    WELLS FARGO       OF        ADJUST-
                        HISTORICAL(1)    TIONS(2)    TIONS(3)    OFFERING(4)    FINANCING(5)     DEBT(6)    MENTS(7)    PRO FORMA
                        --------------   ---------   ---------   ------------   -------------   ---------   ---------   ---------
ASSETS
  Rental property,
    net...............     $173,316      $141,721    $ 146,823     $     --        $    --      $     --    $(12,104)   $449,756
  Investments in
    Associated
    Companies.........        6,864            --           --           --             --            --          --       6,864
  Mortgage loans
    receivable, net...        3,454            --           --           --             --            --          --       3,454
  Cash and cash
    equivalents.......       42,603       (48,295)    (130,508)     149,366         60,000       (75,904)      6,844       4,106
  Other Assets........        8,205            --          760           --             --            --          --       8,965
                           --------      --------    ---------     --------        -------      --------    --------    --------
         Total
           Assets.....     $234,442      $ 93,426    $  17,075     $149,366        $60,000      $(75,904)   $ (5,260)   $473,145
                           ========      ========    =========     ========        =======      ========    ========    ========
LIABILITIES
Line of Credit........     $     --      $ 35,904    $      --     $     --        $    --      $(35,904)   $     --    $     --
Mortgage loans........       59,007         3,941           --           --             --            --      (6,120)     56,828
Wells Fargo
  Financing...........           --            --       16,000           --         60,000            --          --      76,000
CIGNA Acquisition
  Financing...........           --        40,000           --           --             --       (40,000)         --          --
Other liabilities.....        3,353           730        1,075           --             --            --          --       5,158
                           --------      --------    ---------     --------        -------      --------    --------    --------
         Total
        Liabilities...       62,360        80,575       17,075           --         60,000       (75,904)     (6,120)    137,986
                           --------      --------    ---------     --------        -------      --------    --------    --------
MINORITY INTEREST.....        8,856        12,218           --           --             --            --          --      21,074
                           --------      --------    ---------     --------        -------      --------    --------    --------
STOCKHOLDERS' EQUITY
  Common stock........           13            --           --            7             --            --          --          20
  Additional paid-in
    capital...........      172,257           633           --      149,359             --            --          --     322,249
  Deferred
    compensation......         (352)           --           --           --             --            --          --        (352)
  Retained earnings
    (deficit).........       (8,692)           --           --           --             --            --         860      (7,832)
                           --------      --------    ---------     --------        -------      --------    --------    --------
         Total
           Equity.....      163,226           633           --      149,366             --            --         860     314,085
                           --------      --------    ---------     --------        -------      --------    --------    --------
         Total
           liabilities
           and
         Stockholders'
           Equity.....     $234,442      $ 93,426    $  17,075     $149,366        $60,000      $(75,904)   $ (5,260)   $473,145
                           ========      ========    =========     ========        =======      ========    ========    ========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1997
                                  (UNAUDITED)

 1. Reflects the historical consolidated balance sheet of the Company as of March 31, 1997, which includes the acquisitions of the following properties and property portfolios:

                                                          PURCHASE PRICE
                          PROPERTY                          (IN 000'S)        DATE ACQUIRED
    ----------------------------------------------------  --------------   -------------------
    Scottsdale Hotel....................................     $ 12,100      February 28, 1997
    Carlsberg Properties................................       23,200      November 19, 1996
    TRP Properties......................................       43,800      October 17, 1996
    Bond Street Property................................        3,200      September 24, 1996
    Kash n' Karry Property..............................        1,600      August 2, 1996
    San Antonio Hotel...................................        2,800      August 1, 1996
    UCT Property........................................       18,800      July 15, 1996

     Scottsdale Hotel. In February 1997, the Company acquired the Scottsdale Hotel, a 163-suite hotel Property, which began operations in January 1996 and is located in Scottsdale, Arizona. The total acquisition cost, including capitalized costs, was approximately $12.1 million, which consisted of approximately $4.6 million of mortgage debt assumed, and the balance in cash. The cash portion was financed through advances under the Line of Credit and the retirement of a mortgage receivable. Like four of the Company's other hotel Properties, the Scottsdale Hotel is marketed as a Country Suites by Carlson.

     Carlsberg Properties. In November 1996, the Company acquired the Carlsberg Properties (the "Carlsberg Properties"), a portfolio of six Properties (including one property on which the Company made a mortgage loan which included a purchase option), aggregating approximately 342,000 square feet, together with associated management interests. The total acquisition cost including the mortgage loan and capitalized costs, was approximately $23.2 million, which consisted of (i) approximately $8.9 million of mortgage debt assumed, (ii) approximately $350,000 in the form of 24,844 shares of Common Stock of the Company (based on a per share value of $14.09) and (iii) the balance in cash. The cash portion was financed through advances under the Line of Credit. The Carlsberg Properties consist of five office Properties and one retail Property, located in two states. Concurrently with the Company's acquisition of the Carlsberg Properties, one of the Associated Companies assumed management of a portfolio of 13 additional properties with an aggregate of one million square feet under a venture with an affiliate of the seller. In June 1997, the Company acquired three of these properties for an aggregate purchase price of $14.8 million.

     TRP Properties. In October 1996, the Company acquired the TRP Properties (the "TRP Properties"), a portfolio of 12 Properties, aggregating approximately 784,000 square feet and 538 multi-family units, together with associated management interests. The total acquisition cost, including capitalized costs, was approximately $43.8 million, which consisted of (i) approximately $16.3 million of mortgage debt assumed, (ii) approximately $760,000 in the form of 52,387 partnership units in the Operating Partnership (based on a per unit value of $14.50), (iii) approximately $2.6 million in the form of 182,000 shares of Common Stock of the Company (based on a per share value of $14.50) and (iv) the balance in cash. The cash portion was financed through advances under the Line of Credit. The TRP Properties consist of three office, six industrial, one retail and two multi-family Properties, located in six states.

     Bond Street Property. In September 1996, the Company acquired the Bond Street Property, a two-story, 40,595 square foot office building, in Farmington Hills, Michigan. The total acquisition cost, including capitalized costs, was approximately $3.2 million, which consisted of approximately $391,000 in the form

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                   CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                              AS OF MARCH 31, 1997
                                  (UNAUDITED)

     of 26,067 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash.

     Kash n' Karry Property. In August 1996, the Company also expanded an existing shopping center in Tampa, Florida through a purchase-leaseback transaction with the anchor tenant. The Company's initial acquisition cost, including capitalized costs, was approximately $1.6 million, all of which was paid in cash and financed through advances under the Line of Credit. In addition, the Company committed an additional $1.8 million for future expansion and tenant improvements, which the Company expects will also be paid in cash.

     San Antonio Hotel. In August 1996, the Company acquired the San Antonio Hotel, a 64-room hotel Property, which is located in San Antonio, Texas. The total acquisition cost, including capitalized costs, was approximately $2.8 million, which was paid in cash. The acquisition was financed with an advance on the Line of Credit.

     UCT Property. In July 1996, the Company acquired the UCT Property, a 23-story, 272,443 square foot office building, in St. Louis, Missouri. The total acquisition cost, including capitalized costs, was approximately $18.8 million, which consisted of approximately $350,000 in the form of 23,333 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash. The cash portion was financed through advances under the Line of Credit.

 2. Reflects the completed acquisitions of the following properties and property portfolios:

                                                                             DATE ACQUIRED
                                                         PURCHASE PRICE     ---------------
                                                         --------------
                                                           (IN 000'S)
        Centerstone Property...........................     $ 30,400        July 1, 1997
        CIGNA Properties...............................       45,400        April 29, 1997
        E&L Properties.................................       22,200        April 18, 1997
        Riverview Property.............................       20,500        April 14, 1997
        Lennar Properties..............................       23,200        April 8, 1997

     Pro forma data does not include the acquisition of the CRI Properties.

     These acquisitions were funded with approximately $49.0 million of the net proceeds from the March 1997 Offering and from the sale of the Atlanta Auto Care Center Properties and the QuikTrip Properties (see Footnote 7), assumption of approximately $3.9 million of mortgage debt, approximately $40 million of proceeds from the CIGNA Acquisition Financing, approximately $35.9 million of borrowings under the Line of Credit, the issuance of 352,197 Operating Partnership units with an aggregate approximate value of $6.7 million (based on $19.075 per unit value), the issuance of 275,000 Operating Partnership units with an aggregate approximate value of $5.5 million (based on $20.00 per unit value) and 33,198 shares of unregistered Common Stock with an aggregate approximate value of $633,000 (based on $19.075 per share value). The assumed mortgages bear interest at rates of 7.3% to 8.4% and mature between 2006 and 2017. The Line of Credit and the CIGNA Acquisition Financing bear interest at LIBOR plus 2.375% (assumed to be 7.80%). Subsequent to December 31, 1996, this interest rate was reduced to LIBOR plus 1.75% (assumed to be 7.50%). The CIGNA Acquisition Financing is assumed to be repaid in full with proceeds from the Wells Fargo Financing (see Footnote 6).

     Tenant security deposits of approximately $730,000 related to these acquisitions are reflected as cash and other liabilities.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                   CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                              AS OF MARCH 31, 1997
                                  (UNAUDITED)

 3. Reflects the pending acquisition of the T. Rowe Price Properties:

     This acquisition is expected to be funded with approximately $130.8 million of the net proceeds from the Offering (see Footnote 4) and approximately $16 million of proceeds from the Wells Fargo Financing.

     Tenant security deposits of approximately $1,075,000 related to this acquisition are reflected as an increase in cash and other liabilities. The $760,000 of estimated fees and costs related to the Wells Fargo Financing is shown as a reduction of cash and an increase in other assets.

 4. Reflects the net proceeds from the Offering of 6,980,000 shares of the Company's Common Stock at a price of $22.625 per share. In connection with the Offering, the Company is expected to incur costs of approximately $8 million.

 5. Reflects the $60 Million Mortgage, the first portion of the Wells Fargo Financing. For further discussion see Footnote 4 in Notes and Adjustments to Pro Forma Consolidated Statements of Operations.

 6. Reflects the repayment of the $40 million CIGNA Acquisition Financing and of borrowings on the Line of Credit of approximately $35.9 million using proceeds from the Wells Fargo Financing and the Offering.

 7. Reflects the sale of the Atlanta Auto Care Center Properties and the QuikTrip Properties which had a net book value of approximately $12.1 million at March 31, 1997. The net proceeds from the sale of these properties is expected to be approximately $6.8 million (net of approximately $300,000 of selling costs and the repayment of approximately $6.1 million of mortgage debt), with a resulting gain on sale of approximately $860,000.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                      COMPLETED     PENDING        DEBT         OTHER
                                                      ACQUISI-      ACQUISI-      TRANS-       ADJUST-
                                    HISTORICAL(1)     TIONS(2)      TIONS(3)    ACTIONS(4)     MENTS(5)      PRO FORMA
                                    -------------     ---------     -------     ----------     --------     -----------
REVENUES
Rental revenue....................   $     7,907       $ 5,741      $5,436         $ --         $ (424)     $    18,660
Equity in earnings of Associated
  Companies.......................           145            --          --           --             44              189
Fees, interest and other income...           531            --          --           --            (50)             481
                                      ----------        ------      ------         ----          -----       ----------
          Total Revenue...........         8,583         5,741       5,436           --           (430)          19,330
                                      ----------        ------      ------         ----          -----       ----------
OPERATING EXPENSES
Operating expenses................         2,382         1,746       1,699           --            (30)           5,797
General and administrative........           651            --          --           --            163              814
Depreciation and amortization.....         1,537           945         979                         (95)           3,366
Interest expense..................         1,573         1,561         312         (633)          (129)           2,684
                                      ----------        ------      ------         ----          -----       ----------
          Total operating
            expenses..............         6,143         4,252       2,990         (633)           (91)          12,661
                                      ----------        ------      ------         ----          -----       ----------
Income from operations before
  minority interest...............         2,440         1,489       2,446          633           (339)           6,669
Minority interest.................          (231)           --          --           --           (151)            (382)
                                      ----------        ------      ------         ----          -----       ----------
Net income(6).....................   $     2,209       $ 1,489      $2,446         $633         $ (490)     $     6,287
                                      ==========        ======      ======         ====          =====       ==========
Primary net income per common
  share(7)........................   $      0.22                                                            $      0.31
                                      ==========                                                             ==========
Primary weighted average common
  shares outstanding(7)...........    10,256,129                                                             20,456,035
                                      ==========                                                             ==========
Fully diluted net income per
  common share(7).................   $      0.21                                                            $      0.29
                                      ==========                                                             ==========
Fully diluted weighted average
  common shares outstanding(7)....    10,295,124                                                             21,727,352
                                      ==========                                                             ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                      COMPLETED     PENDING        DEBT         OTHER
                                                      ACQUISI-      ACQUISI-      TRANS-       ADJUST-
                                    HISTORICAL(1)     TIONS(2)      TIONS(3)    ACTIONS(4)     MENTS(5)     PRO FORMA
                                    -------------     ---------     -------     ----------     --------     ----------
REVENUES
Rental revenue.....................   $  17,943        $34,193      $20,997       $   --       $ (1,920)    $   71,213
Equity in earnings of Associated
  Companies........................       1,598             --           --           --             42          1,640
Fees, interest and other income....       1,391             --           --           --           (258)         1,133
                                      ---------        -------      -------       ------        -------     ----------
          Total Revenue............      20,932         34,193       20,997           --         (2,136)        73,986
                                      ---------        -------      -------       ------        -------     ----------
OPERATING EXPENSES
Operating expenses.................       5,266         10,787        7,223           --           (275)        23,001
General and administrative.........       1,393             --           --           --            808          2,201
Depreciation and amortization......       4,575          4,891        3,915           --           (428)        12,953
Interest expense...................       3,913          8,315        1,248       (2,168)          (534)        10,774
                                      ---------        -------      -------       ------        -------     ----------
          Total operating
            expenses...............      15,147         23,993       12,386       (2,168)          (429)        48,929
                                      ---------        -------      -------       ------        -------     ----------
Income from operations before
  minority interests...............       5,785         10,200        8,611        2,168         (1,707)        25,057
Minority interest..................        (292)            --           --           --         (1,106)        (1,398)
                                      ---------        -------      -------       ------        -------     ----------
Net income(6)......................   $   5,493        $10,200      $ 8,611       $2,168       $ (2,813)    $   23,659
                                      =========        =======      =======       ======        =======     ==========
Primary net income per common
  share(7).........................   $    0.83                                                             $     1.16
                                      =========                                                             ==========
Primary weighted average common
  shares outstanding(7)............   6,632,707                                                             20,456,035
                                      =========                                                             ==========
Fully diluted net income per common
  share(7).........................                                                                         $     1.09
                                                                                                            ==========
Fully diluted weighted average
  common shares outstanding(7).....                                                                         21,727,352
                                                                                                            ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

 1. Reflects the historical consolidated operations of the Company for the three months ended March 31, 1997, excluding the gain on collection of the Hovpark mortgage loan receivable of $154, and reflects the historical consolidated operations of the Company for the year ended December 31, 1996, excluding the gain on the sale of the All American Industrial Properties of $321, an extraordinary loss on refinancing of debt of $186, Consolidation costs of $6,082 and litigation costs of $1,155. Consolidation and litigation costs all related to the formation of the Company and are non-recurring.

 2. Reflects the historical operations of the Centerstone Property, CIGNA Properties, E&L Properties, Riverview Property and Lennar Properties for the three months ended March 31, 1997, and the historical 1997 operations of the Scottsdale Hotel for the period prior to acquisition. Excludes the CRI Properties acquired in June 1997.

                                                              THREE MONTHS ENDED MARCH 31, 1997
                                                          (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                                    --------------------------------------------------------------------------------------
                                    CENTERSTONE     CIGNA         E&L       RIVERVIEW     LENNAR     SCOTTSDALE   COMBINED
                                     PROPERTY     PROPERTIES   PROPERTIES   PROPERTY    PROPERTIES     HOTEL       TOTAL
                                    -----------   ----------   ----------   ---------   ----------   ----------   --------
     Revenues.....................     $ 955        $1,946       $  751       $ 977       $  901        $211      $ 5,741
     Operating expenses...........      (211)         (635)        (240)       (414)        (188)        (58)      (1,746)
                                       -----        ------        -----       -----        -----        ----      -------
                                       $ 744        $1,311       $  511       $ 563       $  713        $153      $ 3,995
                                       =====        ======        =====       =====        =====        ====      =======

     Reflects the historical operations of the Centerstone Property, CIGNA Properties, E&L Properties, Riverview Property, Lennar Properties and Scottsdale Hotel for the year ended December 31, 1996, and the historical 1996 operations of the Carlsberg Properties, TRP Properties, Bond Street Property, Kash n' Karry Property, San Antonio Hotel and UCT Property (collectively, the "1996 Acquisitions") for the period prior to acquisition. Excludes the CRI Properties acquired in June 1997.

                                                            YEAR ENDED DECEMBER 31, 1996
                                                      (OR PORTION OF 1996 PRIOR TO ACQUISITION)
                        -----------------------------------------------------------------------------------------------------
                        CENTERSTONE     CIGNA         E&L       RIVERVIEW     LENNAR     SCOTTSDALE       1996       COMBINED
                         PROPERTY     PROPERTIES   PROPERTIES   PROPERTY    PROPERTIES     HOTEL      ACQUISITIONS    TOTAL
                        -----------   ----------   ----------   ---------   ----------   ----------   ------------   --------
     Revenues.........    $ 3,745      $  7,811      $2,925     $   2,768     $3,443       $1,558       $ 11,943     $34,193
     Operating
       expenses.......       (856)       (2,676)       (575)       (1,421)      (704)        (231)        (4,324)    (10,787)
                           ------       -------      ------       -------     ------       ------        -------     --------
                          $ 2,889      $  5,135      $2,350     $   1,347     $2,739       $1,327       $  7,619     $23,406
                           ======       =======      ======       =======     ======       ======        =======     ========

     Also, reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30-40 years on a straight-line basis.

     Also, reflects the estimated interest on the pro forma mortgage debt assumed in connection with the acquisition of the E&L Properties, Scottsdale Hotel, TRP Properties and the Carlsberg Properties; the $40,000 CIGNA Acquisition Financing and the pro forma advances under the Line of Credit in connection with the various 1997 and 1996 property acquisitions. The estimated interest on the mortgage loans assumed is based upon an assumed weighted average rate of 8.20%. The Line of Credit and the CIGNA Acquisition Financing bear interest at LIBOR plus 2.375% (assumed to be 7.80%) for the year ended December 31, 1996 and LIBOR plus 1.75% (assumed to be 7.50%) for the three months ended March 31, 1997. The CIGNA Acquisition Financing and the Line of Credit are assumed to be repaid in full with proceeds from the Wells Fargo Financing (see Footnote 4) and the Offering.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS -- CONTINUED
                 FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

 3. Reflects the historical operations of the T. Rowe Price Properties for the three months ended March 31, 1997 and for the year ended December 31, 1996, respectively.

                                                    THREE MONTHS ENDED        YEAR ENDED
                                                      MARCH 31, 1997       DECEMBER 31, 1996
                                                    ------------------     -----------------
        Revenues..................................       $  5,436               $20,997
        Operating Expenses........................         (1,699)               (7,223)
                                                          -------               -------
                                                         $  3,737               $13,774
                                                          =======               =======

     Certain of the T. Rowe Price Properties' operating results reflect the year ended September 30, 1996 rather than December 31, 1996. These have been combined as if the year ends of all properties were the same. In the opinion of management, the operations of these properties is not seasonal.

     Also, reflects estimated annual depreciation and amortization based upon estimated useful lives of 30 years on a straight-line basis.

     Also, reflects the estimated interest on the $16,000 mortgage financing (a portion of the Wells Fargo Financing) in connection with the acquisition of the T. Rowe Price Properties. The mortgage financing is assumed to bear interest at a fixed rate equal to 10-year Treasuries plus 110 basis points (assumed to be 7.80%).

 4. Reflects the estimated interest on the pro forma repayment of the Company's original secured bank line with the borrowings on the Line of Credit and $6,120 of mortgage debt for the year ended December 31, 1996. Also, reflects the estimated interest on the pro forma repayment of the CIGNA Acquisition Financing with the proceeds from the $60 Million Mortgage (the first portion of the Wells Fargo Financing), as well as repayments on the Line of Credit from proceeds from the Offering and the $60 Million Mortgage for the three months ended March 31, 1997 and the year ended December 31, 1996. The repayments result in a net decrease in interest expense consisting of the following:

                                                    THREE MONTHS ENDED        YEAR ENDED
                                                      MARCH 31, 1997       DECEMBER 31, 1996
                                                    ------------------     -----------------
        Interest differential.....................       $    740               $ 3,488
        Interest on repayments....................         (1,423)               (5,921)
        Amortization of new loan fees.............             19                   177
        Amortization of old loan fees.............             --                   (37)
        Unused Line of Credit fees................             31                   125
                                                          -------               -------
                                                         $   (633)              $(2,168)
                                                          =======               =======

     The Line of Credit is renewable from year to year at the option of Wells Fargo Bank, provides for maximum borrowings of up to $50,000, but is limited to a specified borrowing base ($50,000 on a pro forma basis), and bears interest at LIBOR plus 2.375% (assumed to be 7.80%) prior to December 31, 1996, and LIBOR plus 1.75% (assumed to be 7.50%) subsequent to December 31, 1996. So long as credit is available under the Line of Credit, the Line of Credit requires monthly interest-only payments and annual unused Line of Credit fees equal to 0.25% of the unused Line of Credit balance. If the Line of Credit is not renewed, then at the option of the Company and subject to certain underwriting conditions, the outstanding balance thereof is repayable either (i) at the same interest rate, fully amortized over a three-year period, or (ii) at a fixed interest rate equal to 10 year Treasuries plus 275 basis points, with a 10 year maturity and a 20 year amortization schedule. The $6,120 of mortgage debt has a term of two

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS -- CONTINUED
                 FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     years and bears interest on the same current terms as the Line of Credit. In connection with obtaining the Line of Credit and $6,120 of mortgage debt, the Company incurred commitment fees and other costs totaling approximately $1,121.

     The CIGNA Acquisition Financing bears interest at the same current terms as the Line of Credit. The $60 Million Mortgage is assumed to have a term of ten years and assumed to bear interest at a fixed rate of 7.50%. In connection with the $60 Million Mortgage and the $16 million additional mortgage financing discussed in Footnote 3, the Company will incur commitment fees and other costs of approximately $760.

     The amortization of the new loan fees is based upon total estimated fees and costs of $1,881 over the respective terms of the related Line of Credit, $6,120 of mortgage debt and Wells Fargo Financing. The unused Line of Credit fees are based upon 0.25% of the pro forma unused Line of Credit capacity as of March 31, 1997 of approximately $50,000. The $6,120 of mortgage debt is included in Mortgage Loans in the accompanying pro forma balance sheet.

 5. Reflects the following adjustments:

                                                        THREE MONTHS ENDED        YEAR ENDED
                                                          MARCH 31, 1997       DECEMBER 31, 1996
                                                        ------------------     -----------------
    Rental revenue
      Elimination of revenues of All American
         Industrial Properties........................        $   --                $  (260)
      Elimination of revenues of Atlanta Auto Care
         Center and QuikTrip Properties...............          (424)                (1,660)
                                                               -----                -------
    Net reduction in rental revenue...................        $ (424)               $(1,920)
                                                               =====                =======

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS -- CONTINUED
                 FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                    THREE
                                                                 MONTHS ENDED         YEAR ENDED
                                                                MARCH 31, 1997     DECEMBER 31, 1996
                                                                --------------     -----------------
Equity in earnings of the Associated Companies
  GHG
     Addition of the Scottsdale Hotel.......................        $   77               $ 168
     Addition of the San Antonio Hotel......................            --                (158)
  GC
     Addition of the Carlsberg fee managed properties.......            --                 141
     Sale of the UCT Property to the Company................            --                 (77)
                                                                      ----               -----
       Net additional income................................            77                  74
       Provision for income taxes...........................           (33)                (32)
                                                                      ----               -----
Net additional equity in earnings to the Company............        $   44               $  42
                                                                      ====               =====
Fees, interest and other income
  Additional Interest on Grunow note receivable relating to
     the Carlsberg Properties acquisition at 11% per
     annum..................................................        $   --               $ 347
  Reduction of interest due to collection of Hovpark note
     receivable at 8% per annum.............................           (50)               (605)
                                                                      ----               -----
Net decrease in fees, interest and other income.............        $  (50)              $(258)
                                                                      ====               =====
Operating expenses
  Elimination of expenses of All American Industrial
     Properties.............................................        $   --               $(128)
  Elimination of expenses of Atlanta Auto Care Center and
     QuikTrip Properties....................................           (51)               (232)
     Additional expenses of the E&L Properties..............            21                  85
                                                                      ----               -----
Net decrease in operating expenses..........................        $  (30)              $(275)
                                                                      ====               =====
General and administrative expenses attributable to 1996 and
  1997 acquisitions.........................................        $  163               $ 808
                                                                      ====               =====
Depreciation and amortization
  Elimination of expenses of All American Industrial
     Properties.............................................        $   --               $ (50)
  Elimination of expenses of Atlanta Auto Care Center and
     QuikTrip Properties....................................           (95)               (378)
                                                                      ----               -----
Net decrease in depreciation and amortization...............        $  (95)              $(428)
                                                                      ====               =====
Interest expense and loan fee amortization expense reduction due to repayment of $6,120 of mortgage debt from proceeds
  from sale of QuikTrip Properties..........................        $ (129)              $(534)
                                                                      ====               =====

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS -- CONTINUED
                 FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

 6. The pro forma taxable income before dividends paid deduction for the Company for the three months ended March 31, 1997 and for the year ended December 31, 1996 is calculated as follows:

                                                                THREE
                                                             MONTHS ENDED         YEAR ENDED
                                                            MARCH 31, 1997     DECEMBER 31, 1996
                                                            --------------     -----------------
    Pro forma net income from operations..................      $6,287              $23,659
      Add: GAAP basis depreciation and amortization.......       3,366               12,953
    Less: Tax basis depreciation and amortization.........      (2,392)              (9,569)
    Other book-to-tax differences.........................          24                  111
                                                                ------              -------
    Pro forma taxable income..............................      $7,285              $27,154
                                                                ======              =======

 7. Primary per share amounts reflect the dilutive effects of outstanding stock options on a historical basis as of March 31, 1997 and December 31, 1996, respectively based upon the average price per common share for the period presented. Pro forma primary per share amounts for the same periods assume an average price per share of $22.625. On an historical basis, there was no dilutive effect resulting from the outstanding stock options for the year ended December 31, 1996.

     Fully diluted per share amounts reflect the dilutive effects of the units of the Operating Partnership and outstanding options based upon an ending stock price of $20.00 per share for the three months ended March 31, 1997 on an historical basis and $22.625 per share on a pro forma basis for the three months ended March 31, 1997 and the year ended December 31, 1996. On an historical basis, the units of the Operating Partnership were antidilutive for the three months ended March 31, 1997. Also on an historical basis, there was no dilutive effect resulting from either outstanding options or units of the Operating Partnership for the year ended December 31, 1996.

     The impact on reported per share amounts resulting from the adoption of Statement of Financial Accounting Standards No. 128 -- "Earnings Per Share" will not be material.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      GLENBOROUGH REALTY TRUST INCORPORATED


                               By: Glenborough Realty Trust Incorporated



Date:  August 8, 1997         /s/ ANDREW BATINOVICH
                               -----------------------------------------
                               Andrew Batinovich
                               Director, Executive Vice President,
                               Chief Operating Officer,
                               Chief Financial Officer
                               (Principal Financial Officer)



Date:  August 8, 1997         /s/ TERRI GARNICK
                               -----------------------------------------
                               Senior Vice President,
                               Chief Accounting Officer,
                               Treasurer
                               (Principal Accounting Officer)